SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                    CURRENT REPORT UNDER SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 5, 1998
                         Commission file number 0-10104




                             LA TEKO RESOURCES LTD.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



      BRITISH COLUMBIA, CANADA                          87-0483319
      ------------------------------              -------------------
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

       SUITE 500, 625 HOWE ST.
          VANCOUVER, B.C.                              V6C 2T6
      ------------------------------              -------------------
  (Address of principal executive offices)              (Zip code)


              Registrant's telephone number, including area code:
              ----------------------------------------------------
                                 (604) 688-0833




                                 NOT APPLICABLE
              ----------------------------------------------------
   (Former name, former address and formal fiscal year, if changes since last report)



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                              ITEM 5: OTHER EVENTS

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On October 8, La Teko Resources Ltd. ("La Teko") and Kinross Gold Corporation
("Kinross") announced that they have agreed to enter into a business combination whereby shareholders of La Teko are to receive one Kinross share for each 2.65 La Teko shares they hold.

The proposed merger is subject to La Teko shareholder approval, the approval of the Board of Directors of Kinross, the execution of a definitive agreement and regulatory approval.

An information circular, including a fairness opinion and income tax consequences, will be prepared and forwarded to La Teko shareholders prior to the La Teko shareholder meeting.

Kinross is a producer of precious metals incorporated under the laws of the Province of Ontario and headquartered in Toronto, Canada. Kinross has mines and property interests located in the U.S., Canada, Chile, Russia and Zimbabwe. The common shares of Kinross are listed on The Toronto Stock Exchange (symbol K) and the New York Stock Exchange (symbol KGC).


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                                   SIGNATURES

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Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   LA TEKO RESOURCES LTD.


Dated: October 13, 1998            By  /s/ Gerald G. Carlson
                                   Gerald G. Carlson, President & CEO